UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2005 (May 23, 2005)

Behringer Harvard REIT I, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1605
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On May 23, 2005, Behringer Harvard Operating Partnership I LP, the operating partnership of Behringer Harvard REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) entered into an assignment from Harvard Property Trust, LLC, an entity affiliated with our advisor, of a contract to purchase an office building located in St. Paul, Minnesota (“Lawson Commons”) from Rice Park Associates, LLC, an unaffiliated third party (the “Seller”). Lawson Commons is a thirteen-story office building containing approximately 436,342 rentable square feet located on approximately 0.9 acres of land. The contract price for Lawson Commons is $84,500,000, excluding closing costs. As part of the contract to purchase Lawson Commons, the Seller will master lease approximately 103,470 rentable square feet for five years commencing on August 1, 2006 at a rate of $14.00 per square foot of rentable area, subject to certain terms and conditions. In addition, our affiliate HPT Management Services LP will subcontract with Frauenshuh Companies, an affiliate of the Seller, to provide certain property management and leasing services to us with respect to Lawson Commons. We made an earnest money deposit of $500,000 on May 20, 2005. The acquisition of Lawson Commons is expected to be completed on or about June 3, 2005.

The consummation of the purchase of Lawson Commons is subject to substantial conditions. Our decision to consummate the acquisition of Lawson Commons will generally depend upon:

•	the satisfaction of the conditions to the acquisition contained in the relevant contracts;

•	no material adverse change occurring relating to the property, the tenants or in the local economic conditions;

•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make this acquisition; and

•	our receipt of satisfactory due diligence information, including appraisals, environmental reports and lease information.

Other properties may be identified in the future that we may acquire before or instead of Lawson Commons. At the time of this filing, we cannot make any assurances that the closing of this acquisition is probable.

In evaluating Lawson Commons as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we have considered a variety of factors including overall valuation of net rental income, location, demographics, quality of tenants, length of leases, price per square foot, occupancy and the fact that the overall rental rate at Lawson Commons is comparable to market rates. We believe that this property is well located, has acceptable roadway access, is well maintained and has been professionally managed. Lawson Commons will be subject to competition from similar office buildings within its market area, and its economic performance could be affected by changes in local economic conditions. Neither we nor our operating partnership considered any other factors materially relevant to the decision to acquire this property.

Item 9.01    Financial Statements and Exhibits.

  (c) Exhibits.

The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

99.1	Purchase and Sale Agreement by and between Rice Park Associates, LLC and Harvard Property Trust, LLC dated May 23, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: May 27, 2005	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer and Treasurer

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